UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 8, 2023

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2023, American Electric Power Company, Inc. (the “Company” or “AEP”) announced that Joseph M. Buonaiuto, the Company’s Senior Vice President, Chief Accounting Officer and Controller, will retire on June 30, 2023. Mr. Buonaiuto will resign his current position effective May 8, 2023 and will then serve as Senior Vice President – Accounting of the Company until his retirement date.

On March 8, 2023, the Company’s Board of Directors elected Kate Sturgess to serve as Senior Vice President, Chief Accounting Officer and Controller of the Company, effective May 9, 2023. As Chief Accounting Officer, Ms. Sturgess will serve as AEP’s principal accounting officer.

Ms. Sturgess, age 38, has been Vice President, Controller of Edison International, a public utility holding company, since April 2022 and Vice President, Controller of its subsidiary Southern California Edison Company since July 2021. From May 2016 to April 2021, Ms. Sturgess held various financial Vice President roles at National Grid USA, an investor-owned energy company, including Vice President, U.S. Controller. Ms. Sturgess previously held roles of increasing responsibility at PricewaterhouseCoopers LLP, an independent registered accounting firm. Ms. Sturgess earned a Bachelor of Arts at the University of Sheffield and is a Chartered Accountant with the Institute of Chartered Accountants in England and Wales.

There are no arrangements or understandings between Ms. Sturgess and any other person pursuant to which Ms. Sturgess was appointed as Senior Vice President, Chief Accounting Officer and Controller. Ms. Sturgess does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

In connection with her appointment as Senior Vice President, Chief Accounting Officer and Controller, Ms. Sturgess’ annual base salary will be $475,000. Ms. Sturgess’ target under AEP’s annual incentive compensation plan will be 60% of her base salary earned during each year. She will also receive a grant date face value of $475,000 in long-term incentive compensation annually beginning in 2024. As an incentive to accept AEP's employment and to offset compensation from her prior employer that she will forfeit to accept AEP employment, AEP will also provide a $100,000 cash hire bonus within 60 days of the start of her employment; $356,250 in 2023 AEP performance shares, which will vest, subject to her continuous AEP employment, on December 31, 2025; $118,750 in AEP restricted stock units (RSUs), which will vest, subject to her continuous AEP employment, in approximately equal thirds plus associated dividend credits on February 21 of 2024, 2025 and 2026; and an additional $175,000 in cliff vesting RSUs that will vest, subject to her continuous AEP employment, on May 1, 2026. The number of performance shares and RSUs she will receive will be determined by the closing price of AEP common stock on her hire date.

A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

99.1 Press Release dated March 13, 2023

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

March 13, 2023